Date: July 8, 2008

To: The Board of Directors of IMMS, Inc ("IMMS")

From: Kevin P. O'Connell

Re: Resignation

Gentlemen:

Please be advised that I hereby resign as a Director and Officer of IMMS effective upon the Closing of the merger of IMMS Acquisition, LLC and EV Rental Cars, LLC

Kevin P. O'Connell

Date: July 8, 2008

To: The Membership of IMMS Acquisition, LLC ("IMMS Acquisition")

From: Kevin P. O'Connell

Re: Resignation

Gentlemen:

Please be advised that I hereby resign as the Manager and Officer of IMMS Acquisition, effective upon the Closing of the merger of IMMS Acquisition, LLC and EV Rental Cars, LLC

Kevin P. O'Connell

Date: July 8, 2008

To: The Board of Directors of IMMS, Inc ("IMMS")

From: John Brunkow

Re: Resignation

Gentlemen.

Please be advised that I hereby resign as a Director and Officer of IMMS effective upon the Closing of the merger of IMMS Acquisition, LLC and EV Rental Cars, LLC

John Brunkow